Exhibit 99.1

Vicarious Surgical Announces Changes to Board of Directors

Victoria Carr-Brendel, Ph.D. Elected to Board of Directors

Tech-Focused Venture Capitalist Phil Liang to Resign

WALTHAM, Mass.--(BUSINESS WIRE)-- Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”), a next-generation robotics company seeking to improve the cost, efficiency, and outcomes of surgical procedures, today announced the appointment of Victoria Carr-Brendel, Ph.D. to the Vicarious Surgical Board of Directors effective today, January 23, 2023. The Company also announced the resignation of technology-focused venture capitalist Phil Liang from the Vicarious Surgical Board of Directors effective as of today.

“On behalf of the board, I’d like to thank Phil for his critical guidance and expertise as Vicarious Surgical navigated the pathway from tech start-up to publicly traded surgical robotics company,” said David Styka, Chairman of the Vicarious Surgical Board. “We are thrilled to welcome Victoria to the Vicarious Surgical team. I’m confident that her decades of experience bringing innovative medical devices from concept to commercialization will prove to be a significant asset in contemplation of a market-ready system.”

“I’m excited to join Vicarious Surgical at such a critical stage in their development efforts,” said Dr. Carr-Brendel. “At this point in its trajectory, robotic assisted surgery possesses the potential to impact many more patients than are treated by today’s technology. With its unique value proposition, I believe Vicarious Surgical is well positioned to deliver a solution that disrupts the current market and delivers tremendous value to patients and providers.”

Dr. Carr-Brendel possesses twenty-four years of medical device development experience leading R&D, new product development, divisional, and business development functions. She currently serves as the Group Vice President of Cochlear Implants at Sonova Group/President of Advanced Bionics, a Sonova company and a global leader in the treatment of severe-to-profound hearing loss. Prior to this, Dr. Carr-Brendel served as the Chief Executive Officer for JenaValve, a private company focused on developing transcatheter aortic valve repair systems to treat patients suffering from aortic valve disease. Between 2004 and 2015, she served in roles of increasing responsibility at Boston Scientific, eventually overseeing the acquisition of Bayer’s Interventional radiology division in 2014.

Dr. Carr-Brendel received a Bachelor’s degree in Biology from Monmouth College, a Master of Science in Microbiology from Iowa State University, and a Ph.D. in Microbiology and Immunology from the University of Illinois at Chicago.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company developing a disruptive technology with the goals of increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation statements regarding Vicarious Surgical’s belief in its potential to impact many more patients than are treated by today’s technology and the belief that Vicarious Surgical is well positioned to deliver a solution that disrupts the current market and delivers tremendous value to patients and providers,, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on Vicarious Surgical’s business; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s products and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Media Inquiries

Abby Mayo for Matter Health
media@vicarioussurgical.com

Investor Contact

Kaitlyn Brosco
Vicarious Surgical
Kbrosco@vicarioussurgical.com

Marissa Bych
Gilmartin Group
Marissa@gilmartinir.com

Source: Vicarious Surgical Inc.